Exhibit 99.1

PRESS RELEASE

June 21, 2005

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. REPORTS DECLARATION OF

QUARTERLY CASH DIVIDEND

ENGELHARD, NORTH CAROLINA-ECB Bancorp, Inc. (“ECB”), the parent holding company of The East Carolina Bank, announces that on June 21, 2005, the Corporation’s Board of Directors declared a quarterly cash dividend of $0.16 per share, payable July 11, 2005 to shareholders of record on July 5, 2005.

On an annualized basis the Corporation’s 2005 dividend of $0.64 per share represents a 12.3% increase over the annual dividend in 2004 of $0.57 per share.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branches in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq SmallCap Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

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